EXHIBIT 28.1
                                             ------------
                        ANNUAL STATEMENT AS TO COMPLIANCE
                             UCFC LOAN TRUST 1997D



      In accordance with Section 9.16 of that certain Pooling and Servicing Agreement relating to UCFC Loan Trust 1997D dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), by and among UCFC Acceptance Corporation, as depositor, United Companies
Lending Corporation, as servicer (the "Servicer"), and Bankers Trust Company of California, N.A., as trustee, the undersigned officer of the Servicer does hereby certify as follows: (i) a review of the activities of the Servicer during 1997 and of performance under the Pooling and Servicing Agreement has been made under the undersigned officer's supervision; and (ii) to the best of such undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for 1997.

     EXECUTED this 26th day of March, 1998.


                         /s/ C. GERON HARGON
                         -------------------------------------
                         C. Geron Hargon
                         President
                         United Companies Lending Corporation

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